UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2013

Cole Credit Property Trust III, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices) (Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 5, 2013, Cole Credit Property Trust III, Inc., a Maryland corporation (the “Company”), Cole Holdings Corporation (“Holdings”), an Arizona corporation that is the parent company and indirect owner of the Company’s advisor and is wholly owned by Christopher H. Cole, the chairman of the board of directors, chief executive officer and president of the Company (the “Holdings Stockholder”), CREInvestments, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and the Holdings Stockholder entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Holdings with and into Merger Sub (the “Merger”), with Merger Sub surviving and continuing its existence under the laws of the State of Maryland as a wholly owned subsidiary of the Company. A special committee of independent directors of the Company unanimously recommended the Merger and the board of directors of the Company (the “Board”) has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, the outstanding shares of common stock, par value $0.01 per share, of Holdings (“Holdings Common Stock”) will be converted into the right to receive upfront consideration from the Company of $20.0 million in cash, subject to adjustment, and 10,711,225 newly-issued shares of common stock of the Company (the “Upfront Stock Consideration”). The Merger Agreement also includes the following contingent amounts to be paid by the Company: (i) upon a listing of the Company’s common stock on the New York Stock Exchange (“NYSE”), 2,142,245 newly-issued shares of the Company’s common stock will be payable (the “Listing Consideration”), and (ii) additional shares of the Company’s common stock are potentially payable in 2017 as an “earn-out” contingent upon the acquired business’ demonstrated financial success based on two criteria: (a) the acquired business generating Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) above a minimum threshold and (b) the Company’s stock performance relative to its peer group (the “Earnout Consideration”). The Upfront Stock Consideration and the Listing Consideration are subject to a three-year lockup with approximately one-third of the shares released each year. The stock consideration payable in 2017 is subject to a lockup until December 31, 2017. Additionally, pursuant to the terms of the Company’s advisory agreement with its current advisor, Holdings may receive an additional amount of the Company’s common stock based on the average closing price over a period of 30 consecutive trading days beginning 180 days after the Company’s shares of common stock are listed; however, Holdings has agreed, as part of the transaction, to a 25% reduction from the amount payable under the advisory agreement as a result of a listing of our common stock, if any. Other executives of Holdings will receive a portion of the consideration to be paid in connection with the Merger pursuant to certain bonus arrangements.

The Merger Agreement contains customary representations, warranties, covenants and agreements of Holdings, the Holdings Stockholder, the Company and Merger Sub. The consummation of the Merger is subject to various conditions for the benefit of the Company and Merger Sub, on the one hand, or Holdings and the Holdings Stockholder, on the other hand, or for all parties’ benefit, as applicable, including, among others, (i) the absence of any law or order prohibiting the consummation of the Merger, (ii) certain consents, approvals, permits and authorizations having been obtained, (iii) receipt of certain regulatory approvals, (iv) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of each party thereto, (v) compliance by each party with its covenants and agreements under the Merger Agreement in all material respects, (vi) no event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or Holdings, (vii) the delivery of certain opinions of counsel related to the qualification of the Merger as a “reorganization” for tax purposes and the qualification of the Company as a real estate investment trust, and (viii) no pending litigation challenging the Merger which, if determined adversely to the Company, Holdings or the Holdings Stockholder, would be, or would be reasonably likely to be, material to (a) the combined business of the Company, Holdings and their subsidiaries and as a result of which the Company’s special committee of the Board has determined that the Merger and the other transactions contemplated by the Merger Agreement are no longer in the best interests of the Company’s stockholders or (b) the Holdings Stockholder and as a result of which the Holdings Stockholder has determined that the Merger and the other transactions contemplated by the Merger Agreement are no longer in the best interests of the Holdings Stockholder.

The Merger Agreement contains certain termination rights for both the Company and Holdings, including the right to terminate the Merger Agreement if the Merger is not consummated on or before June 30, 2013 and if the requisite regulatory approvals are not obtained. The Holdings Stockholder has also agreed, subject to certain limitations, to indemnify the Company with respect to certain representations and warranties regarding Holdings and other matters.

At the closing of the Merger, the Company and the Holdings Stockholder will enter into a customary escrow agreement pursuant to which approximately one-third of the Upfront Stock Consideration will be escrowed, in part to satisfy the Holding Stockholder’s indemnity obligations. If listing occurs during the first year after closing, one-third of the Listing Consideration will be added to the escrowed shares, subject to the same escrow terms.

At the closing of the Merger, the Company will enter into a registration rights agreement pursuant to which the Company will agree to customary demand and piggyback registration rights with respect to the shares of the Company’s common stock issued pursuant to the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K, and is incorporated by reference into this Item 1.01.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Holdings or their respective subsidiaries, affiliates or equity holders or the Holdings Stockholder. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties, covenants and agreements, or any description thereof, may not reflect the actual state of facts or condition of the Company, Merger Sub, Holdings or any of their respective subsidiaries, affiliates, businesses or equity holders or the Holdings Stockholder. Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties of the Company that are included in reports, statements and other filings made with the U.S. Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The special committee of the Board, which is comprised exclusively of independent directors, retained Semler Brossy Consulting Group, a nationally-known independent compensation consultant, for the express purpose of advising the special committee on matters pertaining to the creation of executive management employment agreements. Semler Brossy provided peer group analysis and benchmarking reflective of the executive management duties associated with large publicly-traded REITs, as well as additional compensation analysis associated with similar merger transactions. On March 5, 2013, the Company and Cole REIT III Operating Partnership, LP (the “Partnership”) entered into employment agreements with each of Christopher H. Cole and Marc T. Nemer, effective as of the date of consummation of the Merger. The amounts to be paid pursuant to the employment agreements are for future services to be rendered to the Company and are not part of the Merger consideration. Under Mr. Cole’s employment agreement, upon the consummation of the Merger, Mr. Cole, the current chairman of the Board and chief executive officer and president of the Company, will serve as executive chairman of the Board, reporting to the Board, and will no longer serve as the chief executive officer and president of the Company. Under Mr. Nemer’s employment agreement, upon the consummation of the Merger, Mr. Nemer, a current director of the Company, will continue to be a director and will assume the positions of chief executive officer and president of the Company.

The employment agreements provide the executives with compensation for their services rendered after the consummation of the Merger and provide incentives to reward outstanding future performance. The term of each employment agreement ends on December 31, 2016 and will be automatically renewed for annual terms thereafter unless earlier terminated by the Company or the executive. Each employment agreement provides for: (i) an annual base salary of $750,000 for Mr. Cole and $625,000 for Mr. Nemer, subject to increase (but not decrease), (ii) an annual incentive bonus of 150% of annual base salary at target and 300% of annual base salary at maximum for each executive, (iii) starting in the 2015 fiscal year, an annual equity award grant to each executive, the terms and value of which will be established by the Board or a committee thereof, taking into account the advice of a nationally-known independent compensation consultant and peer benchmarking; (iv) health, fringe, and other benefits for each executive; and (v) indemnification to the fullest extent applicable to directors and officers of the Company and coverage under a directors’ and officers’ liability insurance policy. Lastly, in order to provide customary long-term incentive and retention opportunities with respect to their services to the Company after consummation of the Merger, on the date that the Merger is consummated, the executives each will be granted long-term incentive and retention awards in respect of shares of the Company’s common stock with an accounting expense value equal to $7.5 million for Mr. Cole and $6.0 million for Mr. Nemer. The awards are subject to mutually agreed upon future employment and performance conditions and are expected to be reflective of the standard vesting and market practice for awards granted to the most senior executives of similarly situated companies in connection with a new equity listing.

Upon a termination of either executive’s employment by the Company without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to (i) subject to the execution and non-revocation of a release of claims against the Company and Partnership, (A) continued payment of base salary as of the date of termination for two years after the date of termination, paid according to the Company’s regular payroll practices, (B) two times the greater of (1) the executive’s then current target bonus, and (2) the average annual bonus received by the executive in the prior two fiscal years (the greater of (1) and (2), the “Relevant Bonus Amount”), paid at the same time and over the same two-year period as base salary continuation payments, (ii) the Relevant Bonus Amount, pro-rated and paid in a lump sum within 30 days after termination, (iii) accelerated vesting of outstanding compensatory equity awards (which do not include any Contingent Consideration, as defined in the Merger Agreement), and (iv) any other accrued payments or benefits to which the executive is entitled. In the event that the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years following a “change in control” (as defined in the employment agreements), the executive will be entitled to a lump sum cash payment equal to three times the sum of the executive’s annual base salary as of the date of termination and the Relevant Bonus Amount, subject to Section 409A of the Internal Revenue Code, as well as the payments and benefits described in sections (ii), (iii), and (iv) above. During and for specified periods after employment, the executives will be subject to covenants not to compete with the Company or its affiliates and not to solicit customers, investors, and certain employees.

The foregoing summary of the employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreements, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 5, 2013, by and among Cole Credit Property Trust III, Inc., CREInvestments, LLC, Cole Holdings Corporation and Christopher H. Cole.†

10.1	Employment Agreement, dated as of March 5, 2013, by and among Cole Credit Property Trust III, Inc., Cole REIT III Operating Partnership, LP and Christopher H. Cole.

10.2	Employment Agreement, dated as of March 5, 2013, by and among Cole Credit Property Trust III, Inc., Cole REIT III Operating Partnership, LP and Marc T. Nemer.

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This Current Report on Form 8-K and the exhibits attached hereto may be deemed to be solicitation material in respect of the charter amendments to be presented to the Company’s stockholders for consideration at the 2013 annual stockholders’ meeting. The Company expects to file a proxy statement with the SEC in connection with the 2013 annual stockholders’ meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other relevant documents filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge by directing a written request to Cole Credit Property Trust III, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations.

Participants in Solicitation

The Company and its directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the charter amendments to be considered at the 2013 annual stockholders’ meeting of the Company. Information regarding the interests of the Company’s directors and executive officers in the proxy solicitation will be included in the Company’s definitive proxy statement.

Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates, include beliefs of and assumptions made by the Company’s management, and involve risks and uncertainties that could significantly affect the financial results of the Company. Words such as “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” “would,” “could” and “should” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and Holdings, future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates, credit spreads, and foreign currency exchange rates, (iii) changes in the real estate markets, (iv) continued ability to source new investments, (v) increased or unanticipated competition for our properties, (vi) risks associated with acquisitions, (vii) maintenance of real estate investment trust status, (viii) availability of financing and capital, (ix) changes in demand for developed properties, (x) risks associated with the ability to consummate the Merger and the timing of the closing of the Merger, and (xi) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time. The Company does not make any undertaking with respect to updating any forward-looking statements appearing in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLE CREDIT PROPERTY TRUST III, INC.

Dated: March 8, 2013	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 5, 2013, by and among Cole Credit Property Trust III, Inc., CREInvestments, LLC, Cole Holdings Corporation and Christopher H. Cole.†

10.1	Employment Agreement, dated as of March 5, 2013, by and among Cole Credit Property Trust III, Inc., Cole REIT III Operating Partnership, LP and Christopher H. Cole.

10.2	Employment Agreement, dated as of March 5, 2013, by and among Cole Credit Property Trust III, Inc., Cole REIT III Operating Partnership, LP and Marc T. Nemer.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.